                                                                     Exhibit 5.1

                         [LETTERHEAD OF PROSKAUER ROSE]

September 13, 2000

Board of Directors of
MUSE Technologies, Inc.
1601 Randolph SE, Suite 210
Albuquerque, NM 87106

Ladies and Gentlemen:

We are acting as counsel to MUSE Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (Commission File No. 333-43384), as amended (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 2,100,000 shares of common stock, par value $.015 per share, of the Company (the "Shares") issuable upon consummation of the Merger as set forth in the Registration Statement.

We have participated in the preparation of the Registration Statement, and have examined such records, documents and other instruments as we have deemed relevant, and have discussed with representatives of the Company and such other persons such questions of fact as we have deemed proper and necessary as a basis for rendering this opinion. We have also assumed without investigation the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

Based on the foregoing, and in reliance thereon, we are of the opinion that the Shares (to the extent issued by the Company as described in the Registration Statement) have been duly authorized and, when issued and delivered as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Proskauer Rose LLP